Exhibit 99.1

United Development Funding IV Appoints EisnerAmper LLP as New Independent Registered Accounting Firm

GRAPEVINE, Texas, June 8, 2016 – United Development Funding IV (“UDF IV” or the “Trust”) (NASDAQ:UDF) today announced the appointment of EisnerAmper LLP (“EisnerAmper”) as the Trust’s new independent registered public accounting firm.

EisnerAmper is a full-service accounting and advisory firm that is PCAOB-registered and provides audit and non-audit services to more than 200 public companies. EisnerAmper was the 18th largest accounting firm in the United States according to the Accounting Today 2016 Top 100 Firms and Regional Leaders report.

About United Development Funding IV

United Development Funding IV is a public Maryland real estate investment trust formed primarily to generate current interest income by investing in secured loans and producing profits from investments in residential real estate. Additional information about UDF IV can be found on its website at www.udfiv.com. UDF IV may disseminate important information regarding its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Investor Contact:	Media Contact:
Investor Relations	Jeff Eller
1-800-859-9338	469-916-4883
investorrelations@udfiv.com	mediarelations@udfiv.com